Lazar Levine & Felix LLP
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS

including the practice of
DAVID FISCHER & COMPANY


                                               July 27, 2006




United States Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

                                               Exhibit 16.1

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K for Touchstone Applied Science Associates, Inc. dated July 26, 2006 regarding the recent change of auditors. We agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.10.

                                               Sincerely yours,

                                               By: /s/ LAZAR LEVINE & FELIX LLP
                                                   ----------------------------
                                                   LAZAR LEVINE & FELIX LLP





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